EXHIBIT 1(a)
Trades on June 30, 2009

Table I — Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned
								5. Amount of
								Securities
		2A.Deemed						Beneficially	6. Ownership
		Execution			4. Securities			Owned	Form:	7. Nature of
	2. Transaction Date	Date, if any			Acquired (A) or			Following	Direct	Indirect
1. Title of	(Month/	(Month/	3. Transaction Code		Disposed of (D)			Reported	(D) or	Beneficial
Security	Day/	Day/	(Instr. 8)		(Instr. 3, 4 and 5)			Transaction(s)	Indirect (I)	Ownership
(Instr. 3)	Year)	Year)	Code	V	Amount	(A)or (D)	Price	(Instr. 3 and 4)	(Instr. 4)	(Instr. 4)
Common Stock	06/30/09		S		23,700	D	$6.6500	308,014	I	(2)
Common Stock	06/30/09		S		1,300	D	$6.6600	306,714	I	(2)
Common Stock	06/30/09		S		4,240	D	$6.7500	302,474	I	(2)
Common Stock	06/30/09		S		1,500	D	$6.7600	300,974	I	(2)
Common Stock	06/30/09		S		100	D	$6.7625	300,874	I	(2)
Common Stock	06/30/09		S		100	D	$6.7650	300,774	I	(2)
Common Stock	06/30/09		S		600	D	$6.7700	300,174	I	(2)
Common Stock	06/30/09		S		600	D	$6.8000	299,574	I	(2)
Common Stock	06/30/09		S		400	D	$6.8025	299,174	I	(2)
Common Stock	06/30/09		S		100	D	$6.8050	299,074	I	(2)

(2)	The reportable securities are owned directly by CDC IV, LLC and indirectly by CDC Operations LLC, David R. Ramsay, Argeris Karabelas and Jan Leschly. CDC Operations LLC disclaims beneficial ownership of the reportable securities and this report shall not be deemed an admission that CDC Operations LLC is the beneficial owner of such securities for purposes of Section 16 or any other purpose, except to the extent of its pecuniary interest therein. David R. Ramsay, Argeris Karabelas and Jan Leschly are each partners of CDC Operations LLC. Messrs. Ramsay, Karabelas and Leschly each disclaims beneficial ownership of the reportable securities and this report shall not be deemed an admission that Messrs. Ramsay, Karabelas and Leschly is the beneficial owner of such securities for purposes of Section 16 or any other purpose, except to the extent of their pecuniary interest therein.
EXHIBIT 1(b)
Trades on July 1, 2009

Table I — Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned
								5. Amount of
								Securities
		2A.Deemed						Beneficially	6. Ownership
		Execution			4. Securities			Owned	Form:	7. Nature of
	2. Transaction Date	Date, if any			Acquired (A) or			Following	Direct	Indirect
1. Title of	(Month/	(Month/	3. Transaction Code		Disposed of (D)			Reported	(D) or	Beneficial
Security	Day/	Day/	(Instr. 8)		(Instr. 3, 4 and 5)			Transaction(s)	Indirect (I)	Ownership
(Instr. 3)	Year)	Year)	Code	V	Amount	(A)or (D)	Price	(Instr. 3 and 4)	(Instr. 4)	(Instr. 4)
Common Stock	07/01/09		S		38,526	D	$6.7500	260,548	I	(2)
Common Stock	07/01/09		S		100	D	$6.7550	260,448	I	(2)
Common Stock	07/01/09		S		5,863	D	$6.7600	254,585	I	(2)
Common Stock	07/01/09		S		1,980	D	$6.7700	252,605	I	(2)
Common Stock	07/01/09		S		100	D	$6.7750	252,505	I	(2)
Common Stock	07/01/09		S		1,100	D	$6.7900	251,405	I	(2)
Common Stock	07/01/09		S		2,331	D	$6.8000	249,074	I	(2)

(2)	The reportable securities are owned directly by CDC IV, LLC and indirectly by CDC Operations LLC, David R. Ramsay, Argeris Karabelas and Jan Leschly. CDC Operations LLC disclaims beneficial ownership of the reportable securities and this report shall not be deemed an admission that CDC Operations LLC is the beneficial owner of such securities for purposes of Section 16 or any other purpose, except to the extent of its pecuniary interest therein. David R. Ramsay, Argeris Karabelas and Jan Leschly are each partners of CDC Operations LLC. Messrs. Ramsay, Karabelas and Leschly each disclaims beneficial ownership of the reportable securities and this report shall not be deemed an admission that Messrs. Ramsay, Karabelas and Leschly is the beneficial owner of such securities for purposes of Section 16 or any other purpose, except to the extent of their pecuniary interest therein.